SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): May 13, 2008

INX Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31949	76-0515249
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 1.01 Entry into a Material Definitive Agreement

At the annual meeting of stockholders (the “Meeting”) of INX Inc. (the “Company”) on May 13, 2008, the stockholders of the Company approved an amendment to the I-Sector Corporation Incentive Plan (“Amendment”), as amended and restated (the “Incentive Plan”) to (i) change the name of the Incentive Plan to the “INX Inc. Incentive Plan” and (ii) increase the number of shares of common stock reserved for grant under the Incentive Plan from 2,723,103 shares of common stock to 3,073,103 shares of common stock. The Amendment was previously approved by the Board of Directors of the Company (the “Board”) at a meeting on April 3, 2008. A copy of the Amendment to the Incentive Plan is attached as Exhibit 10.1 to this report.

At the Meeting, the stockholders of the Company also approved the 2008 INX Inc. Employee Stock Purchase Plan (“Purchase Plan”).  The Purchase Plan was previously approved by the Board at a meeting on April 3, 2008. A copy of the Purchase Plan is attached as Exhibit 10.2 to this report.

Item 8.01 Other Events

At the Meeting, the stockholders of the Company also voted to re-elect James H. Long, Donald R. Chadwick, John B. Cartwright and Cary M. Grossman to the Board.

Represented at the Meeting, either in person or by proxy, were 6,219,699 shares of the common stock of the Company, which constituted 84% of the 7,435,240 shares of common stock outstanding and eligible to vote on April 4, 2008, the record date for the Meeting.

The tabulations of the votes at the meeting are as follows:

Election of Directors:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld
James H. Long	6,191,627	28,072
Donald R. Chadwick	6,108,795	110,904
Cary M. Grossman	6,138,331	81,368
John B. Cartwright	6,150,586	69,113

Amendment to the Incentive Plan:

	Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Withheld	Broker Non-Vote
Amend the Incentive Plan	3,408,120	814,223	29,275	1,970,081

Approve the Purchase Plan:

	Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Withheld	Broker Non-Vote
Approve the Purchase Plan	4,079,881	143,712	26,025	1,970,081

Item 9.01 Financials Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Sixth Amendment to I-Sector Corporation Incentive Plan

10.2	INX Inc. 2008 Employee Stock Purchase Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2008

INX Inc.

/s/ Brian Fontana
Brian Fontana
Chief Financial Officer